REGISTRATION RIGHTS AGREEMENT




                                                                October 12, 2006

COWEN AND COMPANY, LLC
   As Initial Purchaser
1221 Avenue of the Americas
New York, New York  10020

Dear Ladies and Gentlemen:

                  LeCroy Corporation, a placeStateDelaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated October 5, 2006 (the "Purchase Agreement"), $60,000,000 principal amount of its 4.00% Convertible Senior Notes due 2026 (the "Securities"). As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders (including the Initial Purchaser) of the Securities, as follows:

                  1. Definitions. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Additional Interest" has the meaning set forth in Section 3 hereof.

                  "Additional Interest Accrual Period" has the meaning set forth in Section 3 hereof.

                  "Additional Interest Amount" has the meaning set forth in
Section 3 hereof.

                  "Additional Interest Payment Date" means each of April 15 and October 15.

                  "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

                  "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d)(i) hereof.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Date" means the date of this Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the shares of common stock, $0.01 par value, of the Company, and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                  "Conversion Price" has the meaning assigned such term in the Indenture.

                  "Deferral Notice" has the meaning set forth in Section 4(h)(ii) hereof.

                  "Deferral Period" has the meaning set forth in Section 4(h)(ii) hereof.

                  "Effectiveness Deadline Date" has the meaning set forth in
Section 2(a) hereof.

                  "Effectiveness Period" means the period commencing on the date hereof and ending on the date that all Notes and Underlying Common Stock have ceased to be Registrable Securities; provided, however, that in no event shall the Effectiveness Period extend beyond October 12, 2008.

                  "Election and Questionnaire" means a written notice delivered to the Company containing substantially all of the information called for by the Selling Securityholder Election and Questionnaire attached as Annex A to the Offering Circular of the Company dated October 5, 2006 relating to the Notes, as such notice may be amended by the Company upon the advice of nationally-recognized counsel experienced in such matters, to the extent reasonably necessary to ensure compliance with applicable law.

                  "Event" has the meaning set forth in Section 3 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

                  "Holder" means a Person who owns, beneficially or otherwise, Registrable Securities.

                  "Holders' Information" has the meaning set forth in Section 7(a) hereof.

                  "Indenture" means the Indenture, dated as of the Closing Date, between the Company and U.S. Bank National Association, as trustee, pursuant to which the Notes are being issued.

                  "Initial Purchaser" has the meaning set forth in the preamble hereof.

                  "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

                  "Material Event" has the meaning set forth in Section 4(h) hereof.

                  "Notes" means the 4.00% Convertible Senior Notes due 2026 of the Company to be purchased pursuant to the Purchase Agreement.

                  "Notice Holder" means, on any date, any Holder that has delivered (1) an Election and Questionnaire to the Company on or prior to such date and (2) all information regarding such Holder and the distribution of such Holder's Registrable Securities as the Company shall reasonably request.

                  "Purchase Agreement" has the meaning set forth in the preamble hereof.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  "Record Holder" means with respect to any Additional Interest Payment Date relating to any Notes as to which any Additional Interest Amount has accrued, the registered holder of such Note on the April 1 immediately preceding an Additional Interest Payment Date occurring on a April 15, and on the October 1 immediately preceding an Additional Interest Payment Date occurring on a October 15.

                  "Registrable Securities" means the Notes until such Notes have been converted into the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it or its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A), (ii) expiration of the holding period that would be applicable thereto for non-affiliates of the Company under Rule 144(k), (iii) the date when it ceases to be outstanding (whether as a result of a repurchase and cancellation or otherwise), or (iv) October 12, 2008.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

                  "Restricted Securities" means "restricted securities" as defined in Rule 144.

                  "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

                  "Special Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Initial Purchaser (which shall not be unreasonably withheld, delayed or conditioned), be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses of which will be paid by the Company pursuant to Section 6 hereof. For purposes of determining the holders of a majority of the Registrable Securities in this definition, Holders of Notes shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the date the consent is requested.

                  "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means U.S. Bank National Association, the Trustee under the Indenture.

                  "Underlying Common Stock" means the Common Stock into which the Notes are convertible or which is issued upon any such conversion.

                   2. Registered Offer.

                      (a) The Company shall prepare and file or cause to be prepared and filed with the Commission within one hundred twenty (120) days of the Closing Date (the "Filing Deadline Date"), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or, if unavailable, another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably requested by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is two hundred ten (210) days after the Closing Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law and the Plan of Distribution set forth in the Prospectus. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                      (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof including, if reasonably necessary, by amending the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

                      (c) The Company shall supplement and amend the Shelf Registration Statement to the extent required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

                      (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 4(h). Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees to complete and deliver an Election and Questionnaire to the Company and that it will be bound by the terms and conditions of the Election and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company will use reasonable efforts, promptly after receipt of a Election and Questionnaire, delivered pursuant to Section 10(b) hereof and any information reasonably requested by the Company in addition to the Election and Questionnaire, or promptly after the end of any period during which the Company has suspended use of the Prospectus:

                         (i) if required by applicable law, file with the
Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Notice Holder is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver such Prospectus to purchasers of its Registrable Securities in accordance with applicable law and the Plan of Distribution set forth in the Prospectus and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (as such date may be extended as set forth in this Section 2 below, the "Amendment Effectiveness Deadline Date") that is sixty (60) days after the date such post-effective amendment is filed;

                         (ii) provide such Notice Holder copies of any documents
filed pursuant to Section 2(d)(i); and

                         (iii) notify such Notice Holder as promptly as
reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided, that if such Election and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Notice Holder delivering such Election and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 4(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and
(ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten
(10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Additional Interest during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

                   3. Additional Interest. The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

                      (a) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

                      (b) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date,

                      (c) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 4(h) hereof, or

                      (d) any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(d)(i) has not been declared effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date.

Each event described in any of the foregoing clauses (a) through (d) is individually referred to herein as an "Event." For purposes of this Agreement, each Event set forth above shall begin on the beginning dates set forth in the table below and shall end on the ending dates set forth in the table below:


TYPE OF EVENT BY
     CLAUSE                           BEGINNING DATE                                 ENDING DATE
----------------   -----------------------------------------------        -----------------------------------------
       (a)         Filing Deadline Date                                   the date the Initial Shelf
                                                                          Registration Statement is filed

       (b)         Effectiveness Deadline Date                            the date the Initial Shelf
                                                                          Registration Statement becomes effective
                                                                          under the Securities Act

       (c)         the date on which the aggregate duration of            the earlier of October 12, 2008
                   Deferral Periods in any period exceeds the             and the termination of the
                   number of days  permitted by Section 4(h)              Deferral Period that caused the
                                                                          limit on the aggregate duration
                                                                          of Deferral Periods to be exceeded



       (d)         the Amendment Effectiveness Deadline Date              the earlier of October 12, 2008
                                                                          and the date the applicable
                                                                          post-effective amendment to a
                                                                          Shelf Registration Statement
                                                                          becomes effective under the
                                                                          Securities Act

-------------------------------------------------------------------------------------------------------------------

                  Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an "Additional Interest Accrual Period"), the Company shall pay, as additional interest ("Additional Interest") and not as a penalty, to Record Holders of Registrable Securities that are Notes an amount (the "Additional Interest Amount") accruing, for each day in the Additional Interest Accrual Period, in respect of any Note at a rate per annum equal to 0.25% of the outstanding principal amount thereof for the first 90 days after the occurrence of the Event and 0.50% of the outstanding principal amount thereof after the first 90 days; provided that, subject to DTC requirements for book-entry procedures, such Additional Interest Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Elections and Questionnaires to the Company and only with respect to such Holder's Registrable Securities. Notwithstanding the foregoing, no Additional Interest Amount shall accrue as to any Registrable Security from and after the earlier of
(x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

                  The Additional Interest Amount shall accrue from the first day of the applicable Additional Interest Accrual Period, and shall be payable on each Additional Interest Payment Date during the Additional Interest Accrual Period (and, without duplication, on the Additional Interest Payment Date next succeeding the end of the Additional Interest Accrual Period if the Additional Interest Accrual Period does not end on an Additional Interest Payment Date) to the Record Holders of the Registrable Securities that are Notes entitled thereto; provided that any Additional Interest Amount accrued with respect to any Note or portion thereof redeemed by the Company on a redemption date or purchased by the Company on a repurchase date prior to the Additional Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or repurchase on the applicable redemption date or repurchase date, as the case may be, on such date; provided further, that, subject to DTC requirements for book-entry procedures, such Additional Interest Amount shall be paid only to the Holders entitled thereto that have delivered Elections and Questionnaires to the Company, by check mailed to the address set forth in the Election and Questionnaire delivered by such Holder. If a Holder has converted some or all of its Notes, the Holder will not be entitled to receive any Additional Interest Amount with respect to any Underlying Common Stock received upon conversion or the principal amount of the Notes that have been so converted. In addition, in no event will any Additional Interest Amount be payable in connection with a Registration Default relating to a failure to register the Underlying Common Stock, if any, deliverable upon conversion of the Notes. For avoidance of doubt, if the Company fails to register both the Notes and the Underlying Common Stock deliverable upon conversion of the Notes, then any Additional Interest Amount will be payable in connection with the Registration Default relating to the failure to register the Notes. The Trustee shall be entitled, on behalf of registered holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including, with respect to the Notes, for the payment of such Additional Interest Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which an Additional Interest Amount is expressly provided shall be such Additional Interest Amount. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  All of the Company's obligations set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 10(m)).

                  The parties hereto agree that the Additional Interest Amount provided for in this Section 3 constitutes a reasonable estimate of the damages that may be incurred by Holders of Notes by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Notes in accordance with the provisions hereof.

                   4. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period, the Company shall:

                      (a) Prepare and file with the Commission a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the reasonably requested method or methods of distribution thereof, and use its reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, the Company shall furnish to the Initial Purchaser and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least three (3) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto; provided, further, that the documents required to be filed pursuant to Section 2(d) shall be furnished instead to the Initial Purchaser and the Special Counsel not later than three
(3) Business Days prior to the filing thereof. The Company shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser and the Special Counsel may reasonably propose.

                      (b) Subject to Section 4(h), prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                      (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchaser and the Special Counsel, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 4(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 4(h) shall apply.

                      (d) Use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder and the Initial Purchaser of the withdrawal of any such order.

                      (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Purchaser, upon reasonable request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and if requested, all documents incorporated or deemed to be incorporated therein by reference.

                      (f) Deliver to each Notice Holder, the Special Counsel, if any, and the Initial Purchaser, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                      (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such

Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Election and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts reasonably necessary to legally permit the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                      (h) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus (a "Material Corporate Development"):

                         (i) in the case of clause (B) above, subject to the
next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and

                         (ii) give notice to the Notice Holders and the Special
Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each

Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Company will use its reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the reasonable discretion of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 4(h) to suspend the availability of the Shelf Registration Statement or any Prospectus for a reasonable period of time, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay Additional Interest pursuant to Section 3, not exceed 30 days in any three (3) month period (or 60 days in any three (3) month period in the event of a Material Corporate Development pursuant to which the Company has delivered a second notice as permitted below); provided that in the case of a Material Corporate Development relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay Additional Interest pursuant to Section 3, deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the permitted duration of the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice; provided, further that the aggregate duration of any Deferral Periods shall not exceed 90 days in any twelve (12) month period.

                      (i) Comply with all applicable rules and regulations of the Commission in all material respects and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

                      (j) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates, or, if applicable, global certificates and book-entry transfers therein, representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends (unless required by applicable law), and cause such Registrable Securities to be issued in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least three (3) Business Days prior to any sale of such Registrable Securities.

                      (k) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                      (l) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

                      (m) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, as promptly as is reasonably practicable, announce the same, in each case by release to Business Wire.

                      (n) In connection with any Shelf Registration Statement, enter into such customary agreements upon terms that are reasonably satisfactory to the Company (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of the Registrable Securities pursuant to such Shelf Registration Statement.

                      (o) In connection with any Shelf Registration Statement,
(i) make reasonably available for inspection by a representative of, and Special Counsel acting for, Holders of a majority of the Registrable Securities being sold and any underwriter participating in any disposition of the Registrable Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Shelf Registration Statement.

                      (p) In connection with any Shelf Registration Statement, if requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Registrable Securities in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72. For purposes of determining the holders of a majority of the Registrable Securities in this paragraph (p) and in paragraphs (n) and (o) above, Holders of Notes shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Notes are or would be convertible as of the relevant date.

                   5. Holder's Obligations. (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with an Election and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Election and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any Holder of Registrable Securities who fails to provide such information shall not be entitled to receive any Additional Interest Amount that the Company otherwise becomes obligated to pay as a result of such failure.

                      (b) In the event of a sale of Registrable Securities by the Holder under the Registration Statement, if requested by the Company, the Holder shall deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A.

                   6. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and the Company will reimburse the Initial Purchaser and the Holders for the reasonable fees and disbursements of the Special Counsel, as and when incurred. In no event shall the Company reimburse the Holders for any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Registrable Securities.

                   7. Indemnification.

                      (a) Indemnification of Holders. The Company shall indemnify and hold harmless each Holder (including the Initial Purchaser) and each person, if any, who controls such Holder within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as a "Holder") against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Holder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Registration Statement or any Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or Registration Statement or any such amendment or supplement in reliance upon and in conformity with any information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information") or as a result of any matter constituting a breach of the covenants of such Holder under Section 4(h)(ii).

                      (b) Indemnification of Company, Directors and Officers. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as the "Company"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or Registration Statement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information or resulted from a breach of the covenants of such Holder under Section 4(h)(ii), and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

                      (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities, if the indemnified parties under this Section 7 consist of any Holder or any of its respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 7 consist of the Company or any of its directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in good faith that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                      (e) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and a Holder with respect to the sale by such Holder of Registrable Securities on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Holder on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Company as set forth on the cover of the Offering Circular bear to the total net proceeds received by such Holder with respect to its sale of Registrable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder to any purchaser exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   Any Holder's obligations to contribute as provided in this
Section 7(e) are several and not joint.

                   The obligations of the Company and the Holders in this
Section 7 are in addition to any other liability which the Company or the Holders, as the case may be, may otherwise have.

                   8. Rules 144 and 144A. The Company shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

                   9. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

                   10. Miscellaneous.

                      (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence, and provided further that no modification may change the provisions relating to the payment of Additional Interest without the consent of each Holder of Registrable Securities. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and the Initial Purchaser, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 10(a).

                      (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                         (i) if to a Holder, at the most current address given
by such Holder to the Company in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to Cowen and Company, LLC;

                         (ii) if to you, initially at your address set forth in
the Purchase Agreement; and

                         (iii) if to the Company, initially at the address of
the Company set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being delivered to a next-day air courier; five Business Days after being deposited in the U.S. mail with first class postage prepaid; and, if telecopied when receipt is acknowledged by the recipient's telecopier machine.

                      (c) Successors and Assigns. Any person who purchases any Registrable Securities from an Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, applicable law or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                      (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopies or in the form of a PDF file delivered by electronic mail) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                      (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      (f) Governing Law.


                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                      (g) No Inconsistent Agreements. The Company has not and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

                      (h) No Piggyback on Registrations. Neither the Company, nor any of its security holders (other than the holders of Registrable Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration Statement other than Registrable Securities.

                      (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                      (j) Remedies. In the event of a breach by the Company, or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Section 2 or 4 hereof for which the additional interest described in Section 3 hereof shall be the sole and exclusive monetary remedy), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder of Registrable Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                      (k) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                      (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company in accordance with section 9 hereof.

                      (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 6 or 7 hereof and the obligations to make payments of and provide for Additional Interest under
Section 3 hereof to the extent such Additional Interest accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.



                            [Signature Page Follows]

         Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                               Very truly yours,

                               LECROY CORPORATION


                               By:  /s/ Sean O'Connor
                                  -------------------------------------
                                    Name: Sean O'Connor
                                    Title:Vice President of Finance and
                                          Chief Financial Officer


Accepted as of
the date first above written:


COWEN AND COMPANY, LLC
As Initial Purchaser


By: /s/ Graham A. Powis
   ---------------------------------------------
      Name: Graham A. Powis
      Title: Managing Director and Head of Equity Capital Markets

                         CERTIFICATE OF SUBSEQUENT SALE


Computershare Investor Services
250 Royall Street
Canton, Massachusetts 02021
Attention: Kim Graziano
Telecopy No.: (781) 575-2549

LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, NY 10977
Attention:  Sean O'Connor
Telecopy No.: (845) 425-8967

     Re: Sale of Registrable Securities of LeCroy Corporation (the "Company") pursuant to the Company's Prospectus, dated, 2006 (the "Prospectus")

Ladies and Gentlemen:
                  The undersigned hereby certifies, in connection with the transfer of Registrable Securities of the Company included in the table of Selling Securityholders in the Prospectus, that the undersigned has sold the number of the Company's Registrable Securities indicated below pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus, and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Securityholder (the beneficial owner):
                                              ----------------------------------
Record Holder (e.g., if held in name of nominee):
                                                 -------------------------------
Number of Securities Sold:
                          ------------------------------------------------------
Date of Sale:
             -------------------------------------------------------------------
                  Very truly yours,

                  --------------------------------------------------------------

                  Print Full Legal Name of Selling Stockholder or Nominee

                  By:
                     -----------------------------------------------------------

                  Name:
                       ---------------------------------------------------------
                  Title:
                        --------------------------------------------------------

Dated:
      ------------------------------